Exhibit 99.1

SUMMARY

Together with the Explanatory Note above, you should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Offering Memorandum. This Offering Memorandum contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Offering Memorandum. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” or the “Company,” refer to Algae Dynamics Corp., a Canadian corporation. References to “$” refer to monetary amounts expressed in Canadian dollars. All references to “US$” refer to monetary expressed in United States dollars.

Corporate Information

We were incorporated under the Canada Business Corporations Act on October 7, 2008. In August 2014, we amended our articles of incorporation to change our name, to remove private company restrictions and to effect a one for four reverse stock split. All share references in this prospectus have been adjusted to give effect to the reverse stock split.

Our Strategy

In December 2016, we announced a new oil extraction initiative into the Canadian cannabis industry. We followed that announcement with a press release in March 6, 2018 announcing our intention to build shareholder value through the pursuit of several key initiatives. Over this period, we have continued to assess how to leverage the research and development which was originally focused on the commercialization of our proprietary BioSilo® algae cultivation system for the high volume, low cost production of pure contaminant-free algae biomass to penetrate the market for our proposed cannabis oil extraction initiatives. By doing so, we have eliminated the immediate capital requirements for extraction and formulation equipment. We are now focused on entering into profit sharing business ventures with potential partners who have the appropriate Health Canada licences to produce and sell cannabis and medical formulated products, utilizing our patented formulations utilizing botanical and cannabis oils conducted through our previously announced C$400,000 research grant from MITACS, a not-for-profit, Canadian national research organization.

In particular, The University of Western Ontario (“Western University”) has made significant progress in its research into anxiety, depression, schizophrenia, and post-traumatic stress disorder, drawing on twelve years of cannabis compound research. We believe this work will result in patentable nutraceutical formulations utilizing botanical oils and cannabis oils, which we intend to commercialize, license and distribute pursuant to our Sponsored Research Program with Western University. Collaborating with prominent Canadian universities is a core part of our plan to bolster cannabis extraction expertise, develop premium products and add to our portfolio of intellectual property. Through our agreements with Western University and the University of Waterloo, the Company is focusing primarily on the use of extracts from cannabis oil and algae oil in the context of cancer as well as the development of new pharmacotherapies for mental health. Our intention is to utilize these patents to partner with existing Access to Cannabis for Medical Purposes Regulations (“ACMPR”) licensed producers (“Licensed Producers” or “LPs”) to provide a secure source of cannabis plant material and to jointly produce patented formulated products for sale by the Licensed Producer.

Our near-term goals include expanding research and development work with existing and new Canadian universities, securing supply/service agreements with licensed producers, and submitting an application to Health Canada to become a licensed producer of medical marijuana and ultimately acquire our own license to sell products derived from cannabinoids to benefit from vertical integration. The Company also owns a proprietary technology for the cultivation of low cost, highly pure algae biomass, which will be developed as a vertical integration strategy in the future to support the need to source algae oil for research-driven product formulations. The management team leading these initiatives has relevant experience ranging from public company management and process experience to successful fund raising and commercialization. We believe that the commercialization of these nutraceutical formulations will lead to significant revenue generating opportunities. In our view, there is a significant market for nutraceutical formulations involving compounds derived from botanical, algae and cannabis strains. There is research to support that Cannabinoid receptors which are part of the endocannabinoid system of the human body and the primary focus of the application of both algae and cannabis derived oil compounds, are involved in a variety of physiological processes including appetite, pain-sensation, mood, and memory The Canadian oil extraction marketplace is forecast to grow from C$1 million in 2015 to C$1.7 billion in 2020, assuming full legalization in 2018. In terms of conversion from dried marijuana to extracts/oil, due diligence has been conducted on the Colorado market, finding that 45% of dried marijuana users would eventually convert to marijuana extracts/oil. The Company assumes the market would gradually reach an approximate 45% conversion rate by 2018. Source: Mackie Research Capital Corporation, April 8, 2016 – MRCC Estimates.

The following are some of the potential health benefits of algae and cannabis that the Company intends to research further to potentially combine into synergistic products:

Algae	Cannabis
Detoxes heavy metals and toxins	Reduces stress and anxiety
Supports immune system	Reduces glaucoma and prevents macular degeneration
Fights cancer	Prevents certain cancers
Detoxifies radiation and chemotherapy	Relives pain
Lowers cholesterol and blood glucose levels	Increases appetite
Improves cardiovascular function	Stimulates antioxidant processes
Improves cognitive functioning	Fights multiple sclerosis and schizophrenia
Fights Alzheimer’s disease	Fights neurodegenerative disorders
Reduces antiplatelet effects	Reduces migraines and headaches
Reduces major coronary events	Fights epilepsy
Acts as an anti-inflammatory agent	Fights obesity and metabolic syndrome
Improves memory	Fights anorexia and osteoporosis

Recent Developments in our Commercialization Strategy

As of the date of this Offering Memorandum the Company has developed a very unique formulation involving cannabis and other botanical oils. The Company will be submitting patent applications for these formulations in the near future. Once we obtain intellectual property (IP) protection of our formulations through appropriate patents, we intend to enter into domestic and international distribution agreements with Licensed Producers (LPs). Our discussions with LPs have included the production, distribution and related collaborative initiatives involving our specially formulated products and we are confident that the necessary agreements will be negotiated and executed once our IP is protected.

LPs we have spoken with to date have expressed significant interest but need to evaluate the strength of our patents before finalizing licensing and related documentation. However, based on these discussions, we are confident that we will be able to establish relationships with business partners (including pharmaceutical companies) who understand the importance of scientifically backed medicinal cannabis products and the approach taken by Dr. Steven Laviolette, who is the primary researcher at Western University under our Sponsored Research Program and whose formulations will likely be marketed under the brand name “Dr. Steve’s Formula”.

The primary use of our proceeds from this financing will include further development of these formulations, obtaining patents and negotiating agreements and implementing distribution. In addition, we expect to use these proceeds in order to file an application to become a Licensed Dealer ourselves so that we can eventually benefit from vertical integration.

Recent Developments with Potential Collaboration Partners

We believe our efforts are starting to derive significant benefits and moving our business plan forward, particularly since our potential partners appear to be seeing the significant value in our first patentable product formulation which has been developed as a result of the Sponsored Research Agreement with Dr. Steve Laviolette and Western University. In particular, there have been important developments with several licensed entities who we may partner with us as follows:

Strategic International Licensed Producer (Worldwide Export, International Production Standards)

●	We have executed a Letter of Intent (LOI) for a medical cannabis product supply contract.

●	We are continuing further discussions, concerning a processing and distribution agreement in respect of our medical cannabis products.

This agreement is expected to secure a low cost dry cannabis supply worldwide for our licensed partners producing Dr. Steve’s Formula (the patented formulations) and contemplates worldwide distribution, including logistics.

In addition, we are in discussions regarding a possible partnership to formulate and package our products for domestic sales and export worldwide.

Licensed Producer/Pharmaceutical Company (GMP manufacturer, International Distribution)

●	Together with Dr. Steve Laviolette, we have met with senior management including the Senior Vice President and CEO of a major pharmaceutical company, international distributor and GMP manufacturer. We believe we received extremely positive feedback regarding the approach Dr. Laviolette has adopted in his research and pre-clinical trials.

●	We are confident that senior management were very impressed with the research team at Western University, their depth of research and the effective integration of the various research departments.

An agreement with this licensed producer is expected to allow us to leverage their expertise in multiple forms of delivery systems for improved bioavailability.

They have the capability to integrate our formulation into soft gels and tablets and have the technology for timed release of our formulations.

We would also expect to take advantage of their supply, processing and distribution capabilities and collaborate further on R & D and Human Trials for our formulations.

Licensed Producer/Specialty Food Products (GMP manufacturer, International Distribution)

●	Together with Dr. Steve Laviolette we have had a productive conference call reviewing our strategy with the CEO and senior management of a significant specialty food products manufacturer.

●	We believe our discussions and correspondence with this manufacturer have been very positive and they have shown interest in our formulations.

An agreement with this licensed producer may also provide supply, processing and distribution, together with further R & D collaboration.

Our discussions have focused on collaborating to include our formulations in specialty foods.

This manufacturer is positioned to sell to countries that permit cannabis infused products for consumption.

Licensed Producer/Dealer (International distribution)

●	We were invited to tour the facility of a licensed dealer and meet with their CEO and senior management,

●	We understand the Company will review the strength of our IP before making a decision to sign a supply/distribution agreement.

Since our formulated product does not compete with the product line of this proposed dealer, we expect them to offer us a large supply of cannabis oil concentrate at a very competitive price.

We expect to use the concentrated oil in our formulations and purchase sizable volumes to maintain a reasonable cost structure.

Pharmaceutical/Global Marketing Executive

●	We have developed a relationship with Mark Jones who resides in the UK, and was the former CEO of AstraZeneca, Canada and UK. Mr. Jones has agreed to be an official advisor to our Company,

●	Mr. Jones was also in charge of global marketing and is expected to be a key member of our advisory team.

We have introduced Dr. Laviolette to Mr. Jones and we believe he really likes our science and strategy and has agreed to assist us to navigate new markets and global regulatory requirements.

Patents and Intellectual Property

We believe we have the potential to secure a very strong patent for our first formulation (THC and botanical oil extracts), which treats mental health ailments. Our patent lawyer has completed a comprehensive patent search and indicated to us that there is a clear path for our patent to be filed.

We believe that “Dr. Steve’s Formula” will provide us with a strong name brand and trademark to identify our formulations to the public and build brand awareness. In addition, we believe the fact that the combination of active ingredients in our formulations is scientifically backed by Dr. Laviolette’s research should distinguish us from our competitors. We believe these formulations have significant potential applications in the treatment of anxiety, addiction, depression, schizophrenia, and post-traumatic stress disorder “PTSD”.

Dr. Steven Laviolette, Western University, has indicated to us that, “Since cannabis is commonly prescribed for a host of ailments, including pain, nausea, glaucoma, multiple sclerosis, osteoarthritis, our formulations will again be hugely significant for the non-mental health patient sectors as well.”

Our Formulations

We have the potential formulations – which we have termed the “F” Platforms and two provisional patents to be filed (F1 within weeks, F2 two months, F3 which is to be determined).

F1 – a unique THC + botanical extract formulation which mitigates or eliminates the negative side-effects of THC: e.g. anxiety, depression, paranoia, cognitive/memory deficits.

We expect F1 to be an alternative to opioids, thus addressing addiction and dependence and effective for pain management.

F2 – a unique CBD + select nutraceutical/dietary additives aimed at synergizing the therapeutic properties of CBD in the treatment of anxiety, depression, schizophrenia, PTSD (chronic stress induced) and addiction.

F3 – expansion of novel THC and CBD formulations into specialized applications for targeted therapies in specific mental health symptom clusters.

The actual formulation of each product will be undertaken by a Licensed Dealer (LD) with formulation capabilities and/or the formulation will be contracted to a third party once the provisional patent is in place to provide protection for the Company’s formulation. The actual approval by Health Canada for the distribution of the formulated product is expected to be completed within a 6-month time frame and is not expected to be a prescription medication. The components within the formulation are all-natural products and have all been individually approved by Health Canada.

The Company’s strategy to achieve revenue can be summarized as follows:

●	We expect to market the fact that we believe our research and product development is 5 to 10 years ahead of our competition as stated in our discussions with a pharmaceutical company,

●	We expect to provide a very specialized and unique patentable product, with more novel and patentable products to be produced over time,

●	We expect to secure major supply sources and add additional sources over time,

●	We expect to secure a robust sales and distribution network and expand the network over time,

●	We expect to identify worldwide markets for our formulations,

●	We expect to generate revenue in the near term from our formulated products through our agreements with licensed partners (which we estimate will be within 6 month time),

●	We expect additional revenue generation from high volume dry medical cannabis sales and have signed a LOI for that purpose.

While we have been in business since 2008, we have not generated any revenues to date. Our activities have been principally directed towards development of our BioSilo® algae cultivation system, as well as proving the ability of the system to scale to a level sufficient to meet commercial demand that may develop. The change in the strategy has been very much assisted by the knowledge gained from the algae cultivation plus the relationships which we have developed. The revised strategy is being very well received by suppliers and distributors as there are a number of firms who have expressed an interest to supply cannabis material for our products and to distribute it given that it has a strong basis in science and research performed through our Sponsored Research Program. These firms are also willing to enter into agreements to market the formulated product.

The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. In addition, as of June 30, 2017, the Company has a working capital deficiency of $812,588 (March 31, 2018 - $768,609) and an accumulated deficit of $6,231,297 (March 31, 2018 - $7,131,678). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. The financial information included in this Offering Memorandum does not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

We continue to rely on advances and sale of equity to fund operating shortfalls and do not foresee a change in this situation in the immediate future. There can be no assurances that we will be able to continue to access advances and sales of equity, without which we will not be able to continue operations. We are pursuing additional sources of financing, including the financing sought through this Offering Memorandum, but there is no assurance that additional capital will be available to the Company on acceptable terms or at all.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements which has been filed with the SEC as part of the Form 10-K filed for March 31, 2017 and Form 10-Q filed for June 30, 2017. Readers of this Offering Memorandum can access that information at www.sec.gov. The amounts below are expressed in Canadian dollars.

	Fiscal year ended March 31, 2017 (audited)		Fiscal year ended March 31, 2016 (audited)		Fiscal quarter ended June 30, 2017 (unaudited)		Fiscal quarter ended June 30, 2016 (unaudited)
Operating Statement Data:
Revenues	$	Nil	$	Nil	$	Nil	$	Nil
Expenses		$2,585,661		$1,921,210		$112,466		$341,437
Profit (Loss) from Operations		$(2,585,661)		$(1,921,210)		$(112,466)		$(341,437)
Deferred income tax recovery		$-		$(7,215)		-		$-
Net Loss		$(2,585,661)		$(1,913,995)		$(112,466)		$(341,437)
Net Profit (Loss) Per Share		$(.23)		$(0.20)		$(0.01)		$(.04)
Balance Sheet Data:
Total Assets		$92,756		$109,243		$133,534		$445,043
Total Liabilities		$897,442		$809,347		$946,122		$835,615
Common shares issued and outstanding		13,337,521		9,701,051		13,337,521		10,091,356
Shareholders’ Equity (Deficiency)		$(804,686)		$(700,104)		$(812,588)		$(390,572)

The audited financial statements for March 31, 2017 and March 31, 2016 have been filed with the SEC as part of the respective Form 10-K’s. The reviewed statements for June 30, 2017 and June 30, 2016 have been filed with the SEC as part of the respective Form 10-Q’s and is not incorporated by reference herein.

The following financial information has not been filed with the SEC but has been prepared by the Company’s management for information purposes.

Summarized Financial Information for March 31, 2018, prepared by Management

	Fiscal year ended	Fiscal year ended
	March 31, 2018	March 31, 2017
	(prepared by Management)	(audited)

Operating Statement Data
Revenues	$0	$0
Expenses	$1,146,535	$2,585,661
Profit (Loss) from Operations	$-1,146,535	$-2,585,661
Net ( Loss)	$-1,146,535	$-2,585,661
Net Profit (Loss) Per Share	$(0.07)	$(0.23)
Balance Sheet Data:
Total Assets	$77,168	$92,756
Total Liabilities	$845,777	$897,442
Common shares issued and outstanding	16,600,435	13,337,521
Shareholders Equity (Deficiency)	$-768,609	$-804,686

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this Offering Memorandum that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common shares could decline, and you may lose all or part of your investment.

General Risk Factors

We have a limited operating history and number of commercialized products, have incurred significant losses to date and anticipate continuing to incur losses in the future, and we may not achieve or maintain profitability. As a result, our financial statements contain a “going concern” explanatory paragraph.

The financial statements of the Company have been prepared on the basis of a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is in the development stage and has not yet realized profitable operations and has relied on non-operational sources to fund operations. The Company has suffered recurring losses and additional future losses are anticipated as the Company has not yet been able to generate revenue. In addition, as of June 30, 2017, the Company has a working capital deficiency of $812,588 (March 31, 2018 - $768,609) and an accumulated deficit of $6,231,297 (March 31, 2018 - $7,131,678). The Company’s ability to continue as a going concern is dependent on successfully executing its business plan, which includes the raising of additional funds. The Company will continue to seek additional forms of debt or equity financing, but it cannot provide assurances that it will be successful in doing so. These circumstances raise substantial doubt as to the ability of the Company to meet its obligations as they come due and accordingly, the appropriateness of the use of accounting principles applicable to a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Such adjustments could be material.

Our products are in the early stages of commercialization, and our business may fail if we are not able to successfully generate significant revenues from these products.

Our future success will depend in part on our ability to commercialize the product candidates we are developing. Successful development of our product candidates will require significant additional investment, including costs associated with research and development, completing field trials and obtaining regulatory approval, as well as the ability to manufacture our products in large quantities at acceptable costs while also preserving high product quality. Difficulties often encountered in scaling up production include problems involving production yields, quality control and assurance, shortage of qualified personnel, production costs and process controls. In addition, we are subject to inherent risks associated with new products and technologies. These risks include the possibility that any product candidate may:

●	be found unsafe;

●	be ineffective or less effective than anticipated;

●	fail to receive necessary regulatory approvals;

●	be difficult to competitively price relative to alternative methods of production;

●	be difficult or impossible to manufacture on an economically viable scale;

●	be subject to supply chain constraints for raw materials;

●	fail to be developed and accepted by the market prior to the successful marketing of similar products by competitors;

●	be impossible to market because it infringes on the proprietary rights of third parties; or

●	be too expensive for commercial use.

Failure to achieve expected manufacturing yields for our products could negatively impact our operating results.

Low yields may result from process design, development stage or process technology failures. We do not know whether a yield problem exists until our products are manufactured based on our design. When a yield issue is identified, the product is analyzed and tested to determine the cause. As a result, yield deficiencies may not be identified until well into the production process. We have limited experience producing our products at commercial scale, and we will not succeed if we cannot maintain or decrease our production costs and effectively scale our technology and manufacturing processes.

We have limited experience in marketing and selling our products and will need to expand our sales and marketing infrastructure.

We currently have limited sales and marketing experience and capabilities. We will need to further develop our sales and marketing capabilities in order to successfully commercialize the products we are developing, which may involve substantial costs. There can be no assurance that the members of our sales and marketing team will successfully compete against the sales and marketing teams of our current and future competitors, many of which may have more established relationships with distributors and growers. Our inability to recruit, train and retain sales and marketing personnel or their inability to effectively market and sell the products we are developing could impair our ability to gain market acceptance of our products and cause our sales to suffer.

If we are unable to maintain and further establish successful relations with third-party distributors and Licensed Producers, or they do not focus adequate resources on selling our products or are unsuccessful in selling them to end users, we may not achieve significant sales of our products.

Our future revenue growth will depend in large part on our success in establishing and maintaining a sales and distribution channel. If our distributors are unable to sell our products, or receive negative feedback from end users, they may not continue to purchase or market our products.

In addition, there can be no assurance that our distributors will focus adequate resources on selling our products to end users or will be successful in selling them. Many of our potential distributors are in the business of distributing and sometimes manufacturing other, possibly competing, products. As a result, these distributors may perceive our products as a threat to various product lines currently being distributed or manufactured by them. In addition, these distributors may earn higher margins by selling competing products or combinations of competing products. If we are unable to establish or maintain successful relationships with independent distributors, we will need to further develop our own sales and distribution capabilities, which would be expensive and time-consuming and the success of which would be uncertain.

We rely on the experience and expertise of our senior management team and other key personnel, and if we are unable to recruit or retain qualified personnel, our development and commercialization efforts may be significantly delayed.

We depend heavily on the principal members of our management, particularly Richard Rusiniak, our co-founder and Chief Executive Officer, and Paul Ramsay, our co- founder and President, the loss of whose services might significantly delay or prevent the achievement of our business objectives. We do not maintain key-man insurance on their lives.

As we expand our operations, we will need to hire additional qualified research and development and management personnel to succeed. The process of hiring, training and successfully integrating qualified personnel into our operation is a lengthy and expensive one. The market for qualified personnel is very competitive because of the limited number of people available with the necessary technical skills and understanding of our technology and anticipated products. Our failure to hire and retain qualified personnel could impair our ability to meet our research and development and business objectives and adversely affect our results of operations and financial condition.

We also have relationships with scientific collaborators at academic and other institutions, some of whom conduct research at our request or assist us in formulating our research and development strategy. These scientific collaborators are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these scientific collaborators and can generally expect these individuals to devote only limited amounts of time to our activities. The inability of any of these persons to devote sufficient time and resources to our programs could harm our business. In addition, these collaborators may have arrangements with other companies to assist those companies in developing technologies that may compete with our products.

Our intellectual property is integral to our business. If we are unable to protect our patents and proprietary rights, our business could be adversely affected.

Our success depends in part on our ability to obtain and maintain patent and other proprietary rights protection for our technologies and products in the United States and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. As of June 30, 2018, we had one U.S. patent allowed, one U.S. provisional patent application submitted and one Canadian patent pending and we anticipate filing additional patent applications in the immediate future.

The patent position of biotechnology and biochemical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States, and we may encounter significant problems and costs in protecting our proprietary rights in these foreign countries.

Our patents may be challenged, narrowed, invalidated or circumvented. In addition, our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. We are not certain that our future patent applications will be issued. Moreover, our competitors could challenge or circumvent our patents or pending patent applications. It is also not possible to patent and protect all knowledge and know-how associated with our products so there may be areas that are not protected such as certain formulations and manufacturing processes. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Intellectual property litigation could cause us to spend substantial resources and could distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common shares. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development, sales, marketing or distribution activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We have taken measures to protect our trade secrets and know-how, including the use of confidentiality agreements with our employees, consultants, advisors and third-party manufacturers. It is possible that these agreements may be breached and that any remedies for a breach will not make us whole. In addition, some courts inside and outside of the United States are less willing or unwilling to protect trade secrets. We generally control and limit access to, and the distribution of, our product documentation and other proprietary information. Despite our efforts to protect these proprietary rights, our trade secret-protected know-how could fall into the public domain, unauthorized parties may copy aspects of our process and obtain and use information that we regard as proprietary. We also cannot guarantee that other parties will not independently develop our know how or otherwise obtain access to our technologies.

Third parties may misappropriate our algae strains.

Third parties, including contract manufacturers, often have custody or control of our algae strains. If our algae strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to reproduce the algae strains for their own commercial gain. If this were to occur, it would be difficult for us to challenge and prevent this type of use, especially in countries with limited intellectual property protection.

Third parties may misappropriate our formulations.

Third parties, including contract manufacturers, often have custody or control of our formulations. If our formulations were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to reproduce the formulations for their own commercial gain. If this were to occur, it would be difficult for us to challenge and prevent this type of use, especially in countries with limited intellectual property protection.

Other companies may claim that we infringe their intellectual property or proprietary rights, which could cause us to incur significant expenses or prevent us from selling our products.

Our success depends in part on our ability to operate without infringing the patents and proprietary rights of third parties. Product development is inherently uncertain in a rapidly evolving technological environment such as ours in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. Patents issued to third parties may contain claims that conflict with our patents and that may place restrictions on the commercial viability of our products and technologies. Third parties could assert infringement claims against us in the future. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products, product candidates and technology. We may not be aware of all such third-party intellectual property rights potentially relevant to our products and product candidates.

Any litigation, adversarial proceeding or proceeding before governmental authorities regarding intellectual property rights, regardless of its outcome, would probably be costly and require significant time and attention of our key management and technical personnel. Litigation, adversarial proceedings or proceedings before governmental authorities could also force us to:

●	stop or delay using our proprietary technology;

●	stop or delay selling, manufacturing or using products that incorporate the challenged intellectual property;

●	pay damages; and/or

●	enter into licensing or royalty agreements which, if available at all, may only be available on unfavorable terms.

Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

If we fail to maintain and successfully manage our existing, or enter into new, strategic collaborations and other relationships, we may not be able to expand commercial development and sales of many of our products.

Our ability to enter into, maintain and manage collaborations and other relationships in our markets is fundamental to the success of our business. We may not be successful in entering into such arrangements with third parties for the sale and marketing of our products. Any failure to enter into new strategic arrangements on favorable terms or to maintain or manage our existing strategic arrangements could delay or hinder our ability to develop and commercialize our ingredients and could increase our costs of development and commercialization.

We may be exposed to product liability claims, which could harm our business.

The manufacture and sale of food additives and health products is regulated by various local, state, provincial federal and foreign environmental and public health agencies. The costs of remediation or product liability could materially adversely affect our future quarterly or annual operating results.

We may be held liable for, or incur costs to settle, liability claims if any products we develop, or any products that use or incorporate any of our technologies, cause injury or are found unsuitable during product testing, manufacturing, marketing, sale or use. These risks exist even with respect to products that have received, or may in the future receive, regulatory approval, registration or clearance for commercial use. We cannot guarantee that we will be able to avoid product liability exposure.

As part of the initial implementation process we will be putting in place product liability insurance at levels we believe will be sufficient and consistent with industry standards for companies at our stage of development. We cannot guarantee that our product liability insurance will be adequate and, at any time, it is possible that this insurance coverage may not be available on commercially reasonable terms or at all. A product liability claim could result in liability to us greater than our assets or insurance coverage. Moreover, even if we have adequate insurance coverage, product liability claims or recalls could result in negative publicity or force us to devote significant time and attention to those matters, which could harm our business.

We could be harmed by data loss or other security breaches

As a result of certain of our direct to consumer services being web-based and the fact that we will process, store, and transmit data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches, including breaches of our vendors’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us, and otherwise harm our business. We use third party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. Although we have developed systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third party vendor, such measures cannot provide absolute security.

We face risks related to system interruption and lack of redundancy

We may experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently fulfilling orders, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our computer and communications systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could cause system interruption, delays, and loss of critical data, and could prevent us from accepting and fulfilling customer orders, which could make our product and service offerings less attractive and subject us to liability. Our systems are not fully redundant and our disaster recovery planning may not be sufficient. In addition, we may have inadequate insurance coverage to compensate for any related losses. Any of these events could damage our reputation and be expensive to remedy.

Our business is subject to various governmental regulations, and compliance with these regulations may cause us to incur significant expenses. If we fail to maintain compliance with applicable regulations, we may be forced to recall products and cease their manufacture and distribution, which could subject us to civil or criminal penalties.

The complex legal and regulatory environment exposes us to compliance and litigation costs and risks that could materially affect our operations and financial results. These laws and regulations may change, sometimes significantly, as a result of political or economic events. They include environmental laws and regulations, tax laws and regulations, import and export laws and regulations, government contracting laws and regulations, labor and employment laws and regulations, securities and exchange laws and regulations, and other laws such as the Foreign Corrupt Practices Act. In addition, proposed laws and regulations in these and other areas could affect the cost of our business operations. We face the risk of changes in both domestic and foreign laws regarding trade, potential loss of proprietary information due to piracy, misappropriation or foreign laws that may be less protective of our intellectual property rights. Violations of any of these laws and regulations could subject us to criminal or civil enforcement actions, any of which could have a material adverse effect on our business, financial condition or results of operations.

Risks related to the Company’s Cannabis-Related Business

The direction our cannabis initiative is uncertain and may not yield commercial results.

We recently announced a new initiative to explore the potential opportunities in the Canadian cannabis market for the Company’s technologies. As of the date of this Offering Memorandum the Company’s initiatives are at a preliminary stage and ultimate implementation will at the onset be dependent upon entering into research and development partnerships with academic institutions interested in pursuing the potential benefits of combining algae and cannabis and obtaining the funding necessary to pursue such research, as well as obtaining the funding necessary to continue continuing operations. While the Company is pursuing research and development and funding opportunities, there can be no assurance that such pursuit will be successful, or that any research and development efforts will result in commercially saleable products.

The Company has made substantial commitments to research collaborations with its university partners but no commercial products may result.

A central focus of the Company’s cannabis initiative is its research collaborations with Western University and the University of Waterloo. Under the applicable agreements the Company has agreed to fund specified research into the potential of algae and cannabis to work in combination to treat cancer and depression-related diseases, and will have the opportunity to exclusively license any intellectual property developed from such research. However, the progress of scientific discovery is uncertain and there can be no assurance that any commercial products will result from such research.

The Company is Not a Licensed Producer under the ACMPR and may not get the requisite licenses to carry out its cannabis initiative

Initially, the Company intends to conduct its cannabis-related activities through other licensed producers such as Bonify, with which it has a letter of intent. However, the Company eventually intends to apply to Health Canada to become a licensed producer under the Access to Cannabis for Medical Purposes Regulations (Canada) (“ACMPR”) issued pursuant to the Controlled Drugs and Substances Act (Canada) that would enable it to process and sell Medical Marijuana directly to patients across Canada. The Company has not yet applied for the licenses and there is no guarantee that the Company will become a Licensed Producer. Health Canada has received many applications and only a small fraction has been approved to date. Furthermore, the timing and success of the Company at the various steps in the licensing process is beyond the Company’s control and the sole discretion to approve such licenses remains with Health Canada. The Company’s ability to process, store and sell Medical Marijuana in Canada is dependent on receiving a sales license from Health Canada and there can be no assurance that the Company will obtain such licenses. In the event that it is unable to become a licensed producer or obtain a sales license it will be dependent upon others to conduct its cannabis-related activities or it will be required to curtail operations.

Even if the Company is successful in obtaining the sales license, such licenses will be subject to ongoing compliance and reporting requirements. Failure to comply with the requirements of the licenses or any failure to maintain the licenses would have a material adverse impact on the business, financial condition and operating results of the Company. Although the Company believes that we will meet the requirements of the ACMPR, there can be no guarantee that Health Canada will grant these licenses. Should Health Canada not grant the licenses, the business, financial condition and operating results of the Company would be materially adversely affected. To the extent such licenses are not obtained, the Company may be curtailed or prohibited from its proposed production of its proprietary nutraceutical formulations or from proceeding with the development of its operations as currently proposed.

The Company’s cannabis-related business is subject to additional regulatory risks.

The Company operates in a new industry which is highly regulated and is in a market that is very competitive and evolving rapidly. The Company’s ability to grow, store and sell its nutraceutical formulations incorporating medical marijuana in Canada is dependent on the Company or its suppliers or subcontractors obtaining licenses from Health Canada and the need to maintain the licenses in good standing. Failure to comply with the requirements of the licenses or any failure to maintain these licenses would have a material adverse impact on the business, financial condition and operating results of the Company.

The Company will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or in restrictions on the Company’s operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company’s operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, financial condition and operating results of the Company.

The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Company’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce the Company’s earnings and could make future capital investments or the Company’s operations uneconomical. The industry is also subject to numerous legal challenges, which may significantly affect the financial condition of market participants and which cannot be reliably predicted.

The regulatory environment for medical marijuana companies is rapidly-changing.

The Company’s proposed operations are subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labelling, advertising, sale, transportation, storage and disposal of medical marijuana but also including laws and regulations relating to drug, controlled substances, health and safety, the conduct of operations and the protection of the environment. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to its operations.

The Company endeavors to comply with all relevant laws, regulations and guidelines. To the Company’s knowledge, it is in compliance or in the process of being assessed for compliance with all such laws, regulations and guidelines.

On February 24, 2016, the Federal Court of Canada issued the Allard Decision, declaring that the Medical Purposes Regulations (MMPR), as it was drafted, is unconstitutional in violation of the plaintiffs’ rights under section 7 of the Charter of Rights and Freedoms. The declaration of invalidity was suspended for six months to allow the Government of Canada to amend or issue new regulations. On March 21, 2014 the Federal Court of Canada issued an order affecting the repeal of the MMAR and the application of certain portions of the MMPR which are inconsistent with the MMAR in response to a motion brought by the plaintiffs in the Allard Decision. On August 24, 2016, the Access to Cannabis for Medical Purposes Regulations (“ACMPR”) came into force, replacing the MMPR as the regulations governing Canada’s medical marijuana regime which permits patients to produce a limited amount of cannabis for their own medical purposes or to designate a person to produce a limited amount of cannabis. This ACMPR could significantly reduce the addressable market for the Company’s proposed products and could materially and adversely affect the business, financial condition and results of operations of the Company.

On October 19, 2015, the Liberal Party was elected and obtained a majority government in Canada. The Liberal Party has made electoral commitments to legalize, regulate and tax recreational cannabis use in Canada. On April 20, 2016, the Liberal Party made a commitment to introduce legislation to meet their electoral commitments by the spring of 2017. On June 30, 2016, the Government of Canada launched the Task Force on Marijuana Legalization and Regulation and a public consultation for the creation of a new legislative system with respect to the legalization of cannabis (see the discussion paper entitled “Toward the Legalization, Regulation and Restriction of Access to

Marijuana” (“Discussion Paper”) (http://news.gc.ca/web/article-en.do?nid=1092399&tp=1), which sets out the objectives of the new system and identifies specific issues and options for which the Government is seeking comment). After taking consultations until August 29, 2016, the Task Force prepared and tabled their report on December 13, 2016. The report outlines a framework for a new system to legalize, regulate and restrict access to cannabis. The report contains recommendations to federal, provincial, territorial and municipal governments on how to promote and protect public health and safety, particularly among young Canadians. The advice presented in the Task Force’s report will be considered by the Government of Canada as it proceeds to develop legislation for the legalization of cannabis. The Government of Canada has introduced Bill-45 (Cannabis Act) which is an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts. The impact of any such new legislative system on the Medical Marijuana industry and the Company’s business plan and operations is uncertain.

If we do not maintain our costs, we may not be able to commercialize our business opportunities

Success will largely be predicated upon the Company’s s ability to use its technology to develop, sell and with the assistance of third party distributions, distribute consistent, high quality, products at competitive prices, and at a commercial scale. There can be no assurance that the Company will be able to develop, sell and distribute its products and technology at competitive prices. Failure to do so will result in smaller profit margins or losses.

There is significant competition for nutraceutical formulations based on cannabinoids

There can be no assurance that potential competitors of the Company, which may have greater financial, R&D, sales and marketing and personnel resources than Company, are not currently developing, or will not in the future develop, products and strategies that are equally or more effective and/or economical as any products or strategies developed by the Company or which would otherwise render its products or strategies obsolete. The Company operates within competitive markets and the Company believes that it has adopted a competitive business strategy. However, the Company’s business, results, operations and financial condition could be materially adversely affected by the actions of its competitors (including their marketing and pricing strategies and product and services development). We may be forced to change the nature of our business as a result of competitive factors and there is no assurance that the Company will be able to compete successfully in the market place in which it seeks to operate.

The Company is late in the reporting to the SEC its financial results for the quarter ending September 30, 2017 and December 31, 2017 together with its financial results for the year ending March 31, 2018.

For the reasons cited in the Explanatory Note to this Offering Memorandum, the Company is late in filing the above noted financial results. Management has provided in this Offering Memorandum selected unaudited financial information for the year ending March 31, 2018 for information purposes only. The proceeds from this offering will contribute to the Company completing its financial reporting, but there are can be no assurance that the proceeds will be sufficient for that purpose or the Company will complete its financial reports on time which could have a material adverse effect on our business, financial condition or results of operations and the trading price of the Company’s shares.

Risks related to this Offering

The Common Shares and Warrants being offered are not registered.

The Company has not registered the securities offered by this Offering Memorandum under the Securities Act or qualified such securities under applicable state, provincial or other securities laws, and securities may not be resold or otherwise transferred unless they are registered under the Securities Act and qualified under applicable state, provincial or other securities laws, or unless exemptions from registration and qualification requirements are available. Further, no federal, provincial or state agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Units.

Because we will likely issue additional Common Shares, investment in the Company could be subject to substantial dilution.

We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Shares. If we do sell more Common Shares, investors’ investment in the Company will likely be diluted. Dilution is the difference between what you pay for your shares and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Shares could seriously decline in value.

Penny stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common shares. Therefore, shareholders may have difficulty selling our securities.

The Company has no current plans to pay dividends on its Common Shares.

The Company does not anticipate paying any cash dividends in the foreseeable future. If the Company incurs indebtedness in the future to fund its future growth, its ability to pay dividends may be further restricted by the terms of such indebtedness.

Because a small number of existing shareholders own a large percentage of the Company’s voting shares, you will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, these individuals will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, investors’’ views of us and, as a result, the value of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to report upon the effectiveness of our internal control over financial reporting beginning with the annual report for our fiscal year ending March 31, 2016. When and if we are a “large accelerated filer” or an “accelerated filer” and are no longer an “emerging growth company,” each as defined in the Exchange Act, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company, we intend to take advantage of an exemption available to emerging growth companies from these auditor attestation requirements. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. To comply with the requirements of being a reporting company under the Exchange Act, we will need to upgrade our systems including information technology; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting and finance staff. If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting, and the trading price of our common shares may decline.

We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our common shares less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, three years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its Form 10-K as filed with the SEC (for March 31, 2017) and our other periodic reports and proxy statements, exemptions from the requirements of holding non-binding advisory votes on executive compensation and seeking shareholder approval of any golden parachute payments not previously approved and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies. We could be an emerging growth company until the last day of the fiscal year following the fifth anniversary of our initial offering in November 2014, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer (in which case we will cease to be an emerging company as of the date we become a large accelerated filer, which, generally, would occur if, at the end of a fiscal year, among other things, the market value of our common shares that is held by non-affiliates exceeds USD$700 million as of the last business day of our most recently completed second fiscal quarter), if we have total annual gross revenue of USD$1.0 billion or more during any fiscal year (in which cases we would no longer be an emerging growth company as of March 31 of such fiscal year), or if we issue more than USD$1.0 billion in non-convertible debt during any three year period before that time (in which case we would cease to be an emerging growth company immediately). Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Canadian law, we conduct substantially all of our operations in Canada and most of our directors and all of our executive officers reside outside the United States.

We are incorporated in Canada and conduct substantially all of our operations in Canada. Most of our directors and all of our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may not be possible for investors to enforce, outside the United States, judgments against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Company are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

CAPITALIZATION TABLE

The following table (capitalization table as of June 30, 2018) represents the current capitalization for the Company:

		Exercise Price	June 30 2018	June 30 2017	March 31 2017
Common shares issued			17,698,585	13,337,521	13,337,521

Equity to be issued			1,781,391	-	-

Dilutive items
Warrants
i.) Expiry - June 6, 2017	CDN	$1.12	-	-	22,500
- expired and not exercised
ii.) Expiry - Dec 31, 2018	USD	$0.04	275,000	275,000	275,000
iii.) Expiry - Jan 17, 2022	USD	$0.65	900,000	900,000	900,000
iv.) Expiry - June 21, 2022	USD	$0.50	200,000	200,000
v.) Expiry - July 15, 2022	USD	$0.50	200,000	-	-
			1,575,000	1,375,000	1,197,500
Options
i.) Expiry Dec 11, 2019	CDN	$1.73	185,000	185,000	185,000
ii.) Expiry Jan 4, 2021	CDN	$2.43	85,000	85,000	85,000
iii.) Expiry Oct 28, 2021	CDN	$0.38	425,000	425,000	425,000
iv.) Expiry Nov 8, 2022	CDN	$0.15	850,000	-	-
v.) Expiry Jan 15, 2023	CDN	$0.15	475,000	-	-
			2,020,000	695,000	695,000
Deferred Share Units			3,362,286	-	-

Total fully diluted position			26,437,262	15,407,521	15,230,021

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 and Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Other Updates:

On July 6, 2018, the Company entered into an agreement with a finder which would require the Company to pay 5% of the proceeds raised from each qualified investor (as defined in the agreement) which the finder introduced to the Company and such number of warrants which represents 5% of the proceeds raised from qualified investors introduced by the finder to the Company divided by the exercise price of each warrant at CDN$0.75 per share together with stock options issuable to the finder by the Company upon him becoming a financial consultant to the Company in accordance with the terms of the agreement and in the event the Company receives additional proceeds of CAD$500,000 from qualified investors introduced by the finder to the Company following his commencement of a consultancy relationship with the Company.

Grant of Shares under the Stock Incentive Plan

Effective as of January 15, 2018, the Registrant issued 100,000 common shares of the Corporation to each of Richard Rusiniak, Paul Ramsay, and Ross Eastley in light of their past services during which they have received no other compensation. In addition to these share issuances, the Registrant granted options to purchase 130,000 options to Messrs. Rusiniak, Ramsay, and Eastley, and 30,000 options to the outside directors, such options to be priced at the close of business on January 15, 2018.

Effect as of March 31, 2018, the Registrant issued 1,187,305 deferred share units to each of Richard Rusiniak and Paul Ramsay and 783,130 to Ross Eastley in light of their past services.